UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Offering of Series A Convertible Preferred Stock and Warrants

On June 4, 2019, MICT, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Preferred Securities Purchase Agreement”) with the purchasers named therein (the “Preferred Purchasers”), pursuant to which the Company agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share (the “Preferred Stock”). The Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), shall be sold together with certain Common Stock purchase warrants (the “Preferred Warrants”) to purchase up to 4,772,727 shares of Common Stock (representing 75% of the aggregate number of shares of Common Stock into which the Preferred Stock shall be convertible), for aggregate gross proceeds of $7 million to the Company (the “Preferred Offering”).

The Preferred Stock shall be convertible into Common Stock at the option of each holder of Preferred Stock at any time and from time to time, and shall also convert automatically upon the occurrence of certain events, including the completion by the Company of a fundamental transaction. Commencing on March 31, 2020, cumulative cash dividends shall become payable on the Preferred Stock at the rate per share of 7% per annum, which rate shall increase to 14% per annum on June 30, 2020. The Company shall also have the option to redeem some or all of the Preferred Stock, at any time and from time to time, beginning on December 31, 2019. The holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on as-converted basis, and the holders of Preferred Stock holding a majority-in-interest of the Preferred Stock shall be entitled to appoint an independent director to the Company’s board of directors (the “Preferred Director”). The Preferred Securities Purchase Agreement provides for customary registration rights.

The Preferred Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), which is above the average price of the Common Stock during the preceding five trading days, and shall be exercisable immediately, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

The terms of the Preferred Offering, including the issuance by the Company of the Preferred Stock, remain subject to approval by The Nasdaq Stock Market as to the eligibility of the transactions contemplated thereby. Following such approval, and on or before the Company’s first sale of Preferred Stock in accordance with the terms of the Preferred Securities Purchase Agreement, the Company shall file a Certificate of Designation of the Preferences, Rights and Limitations with the Secretary of State of Delaware (the “CoD”), establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Preferred Stock. The CoD shall be disclosed as required by Item 5.03 of Form 8-K within four (4) business days of being filed.

The securities sold in the Preferred Offering shall be issued in reliance on an exemption from registration under Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the securities were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The foregoing description of the Preferred Offering is qualified in its entirety by reference to the Preferred Securities Purchase Agreement and the Preferred Warrant (the “Preferred Transaction Documents”), copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. The representations, warranties and covenants contained in the Preferred Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Preferred Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Preferred Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Preferred Transaction Documents, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Offering of Convertible Note and Warrants

On June 4, 2019, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with BNN Technology PLC, a United Kingdom Private Company (the “Note Purchaser” or “BNN”), pursuant to which the Note Purchaser agreed to purchase from the Company $2 million of convertible notes, which subscription amount shall be subject to increase by up to an additional $1 million as determined by the Note Purchaser and the Company (collectively, the “Convertible Notes”). The Convertible Notes, which shall be convertible into up to 2,727,272 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), shall be sold together with certain Common Stock purchase warrants (the “Note Warrants”) to purchase up to 2,727,272 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the Convertible Notes are convertible) (the “Convertible Note Offering”). The Convertible Notes shall have a duration of two (2) years.

Subject to stockholder approval of the Convertible Note Offering, the Convertible Notes shall be convertible into Common Stock at the option of the Note Purchaser at any time and from time to time, and upon the issuance of one or more Convertible Notes, Darren Mercer, the Chief Executive Officer of BNN, shall be appointed to the Company’s board of directors (the “Note Director”). In connection with the appointment of the Preferred Director and the Note Director to the Company’s board of directors, as described herein, the Company shall cause one current member to be removed, such that the Company’s board of directors shall consist of five (5) sitting members following the completion of the Preferred Offering and the Note Offering. The Note Purchase Agreement provides for customary registration rights.

The Note Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

The terms of the Convertible Note Offering, including the purchase by the Note Purchaser of the Convertible Notes, remain subject to approval by The Nasdaq Stock Market as to the eligibility of the transactions contemplated thereby.

The securities sold in the Convertible Note Offering shall be issued in reliance on an exemption from registration under Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the securities were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

The foregoing description of the Convertible Note Offering is qualified in its entirety by reference to the Note Purchase Agreement, the Note Warrant and the Convertible Notes (the “Convertible Note Transaction Documents”), copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. The representations, warranties and covenants contained in the Convertible Note Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Convertible Note Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Convertible Note Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Convertible Note Transaction Documents, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 5, 2019, the Company issued a press release to announce the Preferred Offering and the Convertible Note Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1	Press Release Issued June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: June 10, 2019	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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